     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 23, 2002

                                                  REGISTRATION NO. 333-

================================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                 --------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 --------------

                                 CONOCOPHILLIPS
             (Exact name of registrant as specified in its charter)

             DELAWARE                                            01-0562944
    (State or other jurisdiction of                           (I.R.S. Employer
    incorporation or organization)                           Identification No.)


       600 NORTH DAIRY ASHFORD
          HOUSTON, TEXAS                                            77079
(Address of Principal Executive Offices)                          (Zip Code)

                                 --------------

                    THRIFT PLAN OF PHILLIPS PETROLEUM COMPANY
           LONG-TERM STOCK SAVINGS PLAN OF PHILLIPS PETROLEUM COMPANY
              RETIREMENT SAVINGS PLAN OF PHILLIPS PETROLEUM COMPANY
                   TOSCO CORPORATION CAPITAL ACCUMULATION PLAN
                      TOSCO CORPORATION STORE SAVINGS PLAN
                  1990 STOCK PLAN OF PHILLIPS PETROLEUM COMPANY
              OMNIBUS SECURITIES PLAN OF PHILLIPS PETROLEUM COMPANY
           2002 OMNIBUS SECURITIES PLAN OF PHILLIPS PETROLEUM COMPANY
        PHILLIPS PETROLEUM COMPANY STOCK PLAN FOR NON-EMPLOYEE DIRECTORS
            INCENTIVE COMPENSATION PLAN OF PHILLIPS PETROLEUM COMPANY
                  1986 STOCK PLAN OF PHILLIPS PETROLEUM COMPANY
   THE PHILLIPS PETROLEUM COMPANY UNITED KINGDOM LIMITED SHARE INCENTIVE PLAN
                 PHILLIPS PETROLEUM OVERSEAS STOCK SAVINGS PLAN
         EMPLOYEE SHARE ALLOCATION SCHEME OF PHILLIPS PETROLEUM COMPANY
                             UNITED KINGDOM LIMITED
                CONOCO INC. 2001 GLOBAL PERFORMANCE SHARING PLAN
              CONOCO INC. 1998 STOCK AND PERFORMANCE INCENTIVE PLAN
              CONOCO INC. 1998 KEY EMPLOYEE STOCK PERFORMANCE PLAN
        CONOCO INC. DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS
                CONOCO INC. 1998 GLOBAL PERFORMANCE SHARING PLAN
                 THRIFT PLAN FOR RETAIL EMPLOYEES OF CONOCO INC.
                    THRIFT PLAN FOR EMPLOYEES OF CONOCO INC.
             CONOCO INC. SALARY DEFERRAL & SAVINGS RESTORATION PLAN
                            (Full title of the plans)

                                 --------------

                               J. BRYAN WHITWORTH
                                    PRESIDENT
                             600 NORTH DAIRY ASHFORD
                              HOUSTON, TEXAS 77079
                     (Name and address of agent for service)

                                 (281) 293-1000
          (Telephone number, including area code, of agent for service)

                                 --------------

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE OF SECURITIES PURSUANT TO THE PLANS: Upon effectiveness of the mergers of Phillips Petroleum Company and Conoco Inc. with subsidiaries of ConocoPhillips (collectively, the "Mergers") pursuant to the Agreement and Plan of Merger, dated as of November 18, 2001 (the "Merger Agreement"), among Conoco Inc., Phillips Petroleum Company, ConocoPhillips, P Merger Corp. and C Merger Corp.

                                 --------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================================
                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM
                                                   AMOUNT TO BE       OFFERING PRICE     AGGREGATE OFFERING       AMOUNT OF
   TITLE OF SECURITIES TO BE REGISTERED           REGISTERED (2)        PER SHARE             PRICE            REGISTRATION FEE
-------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share (1)        89,121,492 (3)           (4)           $4,465,541,306 (4)      $410,830 (5)
===============================================================================================================================

(1) Includes the associated rights to purchase ConocoPhillips preferred stock, which initially are attached to and trade with the shares of ConocoPhillips common stock being registered hereby.

(2) Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement shall also cover such indeterminate number of additional shares as may become issuable under the plans as a result of the antidilution provisions thereof.

(3) The shares of ConocoPhillips common stock being registered hereby include (a) 4,000,000 shares to be offered under the Thrift Plan of Phillips Petroleum Company; (b) 1,000,000 shares to be offered under the Long-Term Stock Savings Plan of Phillips Petroleum Company; (c) 25,000 shares to be offered under the Retirement Savings Plan of Phillips Petroleum Company; (d) 500,000 shares to be offered under the Tosco Corporation Capital Accumulation Plan; (e) 10,000 shares to be offered under the Tosco Corporation Store Savings Plan; (f) 238,604 shares to be offered under the 1990 Stock Plan of Phillips Petroleum Company; (g) 19,860,300 shares to be offered under the Omnibus Securities Plan of Phillips Petroleum Company; (h) 17,981,382 shares to be offered under the 2002 Omnibus Securities Plan of Phillips Petroleum Company; (i) 131,723 shares to be offered under the Phillips Petroleum Company Stock Plan for Non-Employee Directors; (j) 24,666 shares to be offered under the Incentive Compensation Plan of Phillips Petroleum Company; (k) 24,361 shares to be offered under the 1986 Stock Plan of Phillips Petroleum Company; (l) 200,000 shares to be offered under The Phillips Petroleum Company United Kingdom Limited Share Incentive Plan;
         (m) 200,000 shares to be offered under the Phillips Petroleum Overseas Stock Savings Plan; (n) 1,000 shares to be offered under the Employee Share Allocation Scheme of Phillips Petroleum Company United Kingdom Limited; (o) 701,504 shares to be offered under the Conoco Inc. 2001 Global Performance Sharing Plan; (p) 16,127,281 shares to be offered under the Conoco Inc. 1998 Stock and Performance Incentive Plan; (q) 18,518,191 shares to be offered under the Conoco Inc. 1998 Key Employee Stock Performance Plan; (r) 93,540 shares to be offered under the Conoco Inc. Deferred Compensation Plan for Non-Employee Directors; (s) 2,464,698 shares to be offered under the Conoco Inc. 1998 Global Performance Sharing Plan; (t) 697,627 shares to be offered under the Thrift Plan for Retail Employees of Conoco Inc. and (u) 6,321,615 shares to be offered under the Thrift Plan for Employees of Conoco Inc. and the Conoco Inc. Salary Deferral & Savings Restoration Plan. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Thrift Plan of Phillips Petroleum Company, the Long-Term Stock Savings Plan of Phillips Petroleum Company, the Retirement Savings Plan of Phillips Petroleum Company, the Tosco Corporation Capital Accumulation Plan, the Tosco Corporation Store Savings Plan, the Thrift Plan for Retail Employees of Conoco Inc. and the Thrift Plan for Employees of Conoco Inc. described herein.

(4) Estimated pursuant to Rules 457(c) and 457(h)(1) under the Securities Act of 1933 solely for the purpose of computing the registration fee and based upon (a) the aggregate exercise price of the options to purchase 49,784,315 shares of Conoco common stock outstanding as of August 19, 2002, and the options to purchase 15,540,527 shares of Phillips common stock outstanding as of August 21, 2002, that will become options to purchase a total of 38,824,664 shares of ConocoPhillips common stock upon consummation of the Mergers pursuant to the Merger Agreement ($1,833,256,812) and (b) with respect to the balance of the shares of ConocoPhillips common stock registered hereby, the average of the high and low prices of Phillips common stock on the New York Stock Exchange on August 22, 2002. The prices of Phillips common stock have been used for these purposes because shares of Phillips common stock are being converted into shares of ConocoPhillips common stock pursuant to the Merger Agreement on a one-for-one basis.

(5) Pursuant to Rule 457(p) under the Securities Act of 1933, ConocoPhillips hereby offsets the registration fee required in connection with this Registration Statement by $410,830 previously paid by ConocoPhillips in connection with the registration of 30,263,978 shares of ConocoPhillips common stock pursuant to the Registration Statement on Form S-4 (Registration No. 333-74798) initially filed with the Securities and Exchange Commission on December 7, 2001, which shares are in excess of those to be used to effect the conversion of outstanding shares of Conoco common stock and Phillips common stock into shares of ConocoPhillips common stock at the effective time of the Mergers. Accordingly, no filing fee is paid herewith.

================================================================================

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


         Note: The document(s) containing the information concerning the plans required by Item 1 of Form S-8 and the statement of availability of registrant information, plan information and other information required by Item 2 of Form S-8 will be sent or given to employees as specified by Rule 428 under the Securities Act of 1933. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The registrant will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant will furnish to the SEC or its staff a copy of any or all of the documents included in such file.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the SEC pursuant to the Securities Exchange Act of 1934 by ConocoPhillips, Conoco Inc., Phillips Petroleum Company, the Conoco plans specified in (8) and (9) below (the "Conoco Thrift Plans") or the Phillips plans specified in (10) through (14) below (the "Phillips Reporting Plans") are incorporated in this Registration Statement by reference and shall be deemed to be a part hereof:

                  (1) Conoco's Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the SEC on March 15, 2002;

                  (2) Phillips' Annual Report on Form 10-K for the year ended December 31, 2001, as filed with the SEC on March 20, 2002, and as amended by Form 10-K/A filed with the SEC on June 24, 2002 (as amended, the "Phillips 10-K");

                  (3) Conoco's Quarterly Reports on Form 10-Q for the quarter ended March 31, 2002, as filed with the SEC on May 8, 2002, and for the quarter ended June 30, 2002, as filed with the SEC on August 9, 2002;

                  (4) Phillips' Quarterly Report on Form 10-Q for the quarter ended March 31, 2002, as filed with the SEC on May 14, 2002, and for the quarter ended June 30, 2002, as filed with the SEC on August 12, 2002;

                  (5) Conoco's Current Reports on Form 8-K as filed with the SEC on February 25, 2002, February 26, 2002, March 12, 2002 and August 16, 2002;

                  (6) Phillips' Current Reports on Form 8-K as filed with the SEC on February 25, 2002, February 26, 2002 and March 12, 2002;

                  (7) The description of ConocoPhillips common stock (including the associated rights to purchase ConocoPhillips preferred stock) contained in the prospectus included in the Registration Statement of ConocoPhillips on Form S-4 (Registration No. 333-74798), as that description may be updated from time to time;

                  (8) The Annual Report of the Thrift Plan for Retail Employees of Conoco Inc. on Form 11-K for the year ended December 31, 2001, as filed with the SEC on June 13, 2002;

                  (9) The Annual Report of the Thrift Plan for Employees of Conoco Inc. on Form 11-K for the year ended December 31, 2001, as filed with the SEC on June 13, 2002;

                  (10) The Annual Report of the Thrift Plan of Phillips Petroleum Company on Form 11-K for the year ended December 31, 2001, filed as Exhibit 99(a) to the Phillips 10-K;

                  (11) The Annual Report of the Long-Term Stock Savings Plan of Phillips Petroleum Company on Form 11-K for the year ended December 31, 2001, filed as Exhibit 99(b) to the Phillips 10-K;

                  (12) The Annual Report of the Retirement Savings Plan of Phillips Petroleum Company on Form 11-K for the year ended December 31, 2001, filed as Exhibit 99(c) to the Phillips 10-K;

                  (13) The Annual Report of the Tosco Corporation Capital Accumulation Plan on Form 11-K for the year ended December 31, 2001, filed as Exhibit 99(d) to the Phillips 10-K; and

                  (14) The Annual Report of the Tosco Corporation Store Savings Plan on Form 11-K for the year ended December 31, 2001, filed as
         Exhibit 99(e) to the Phillips 10-K.

         All documents filed by ConocoPhillips, Conoco, Phillips, the Conoco Thrift Plans or the Phillips Reporting Plans with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the filing of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated in this Registration Statement by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained in this Registration Statement, in an amendment hereto or in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed amendment to this Registration Statement or in any document that also is incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                                     EXPERTS

         The financial statements incorporated herein by reference to the Annual Report on Form 10-K of Conoco Inc. for the year ended December 31, 2001 and the audited historical financial statements included in Conoco Inc.'s Current Report on Form 8-K dated February 25, 2002 and the financial statements incorporated herein by reference to the Annual Report on Form 11-K of the Thrift Plan for Retail Employees of Conoco Inc. for the year ended December 31, 2001 and the financial statements incorporated herein by reference to the Annual Report on Form 11-K of the Thrift Plan for Employees of Conoco Inc. for the year ended December 31, 2001 have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

         The consolidated financial statements and schedule of Phillips appearing in its Annual Report on Form 10-K for the year ended December 31, 2001, as amended, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements and schedule are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

         The financial statements and supplemental schedules of the Thrift Plan of Phillips Petroleum Company, the Long-Term Stock Savings Plan of Phillips Petroleum Company, the Retirement Savings Plan of Phillips Petroleum Company, and the 2001 financial statements and supplemental schedules of the Tosco Corporation Capital Accumulation Plan and the Tosco Corporation Store Savings Plan appearing in their respective Annual Reports on Form 11-K for the year ended December 31, 2001, have been audited by Ernst & Young LLP, independent auditors, as set forth in their reports thereon and included therein and incorporated herein by reference. Such financial statements and schedules are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

         The financial statement for the year ended December 31, 2000, incorporated herein by reference to the Annual Report on Form 11-K of the Tosco Corporation Capital Accumulation Plan and the financial statement for the year ended December 31, 2000, incorporated herein by reference to the Annual Report on Form 11-K of the Tosco Corporation Store Savings Plan have been so incorporated in reliance on the reports of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Delaware law permits a corporation to adopt a provision in its certificate of incorporation eliminating or limiting the personal liability of a director, but not an officer in his or her capacity as such, to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except that such provision shall not limit the liability of a director for (1) any breach of the director's duty of loyalty to the corporation or its stockholders, (2) acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) liability under section 174 of the Delaware General Corporation Law for unlawful payment of dividends or stock purchases or redemptions, or (4) any transaction from which the director derived an improper personal benefit. ConocoPhillips' restated certificate of incorporation provides that, to the fullest extent of Delaware law, no ConocoPhillips director shall be liable to ConocoPhillips or ConocoPhillips stockholders for monetary damages for breach of fiduciary duty as a director.

         Under Delaware law, a corporation may indemnify any individual made a party or threatened to be made a party to any type of proceeding, other than an action by or in the right of the corporation, because he or she is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding:
(1) if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; or
(2) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any individual made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification will be denied if the individual is found liable to the corporation unless, in such a case, the court determines the person is nonetheless entitled to indemnification for such expenses. A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and expense advancement is not exclusive of any other rights which may be granted by ConocoPhillips' restated certificate of incorporation or bylaws, a vote of stockholders or disinterested directors, agreement or otherwise.

         Under the Delaware General Corporation Law, termination of any proceeding by conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that such person is prohibited from being indemnified.

         ConocoPhillips' bylaws provide for the indemnification and advancement of expenses to the fullest extent permitted by law of any individual made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of ConocoPhillips or is or was a director or officer of ConocoPhillips serving as an officer, director, employee or agent of any other enterprise at the request of ConocoPhillips. However, ConocoPhillips will not indemnify a director or officer who commences any proceeding (except for proceedings to enforce rights of indemnification), unless the commencement of that proceeding was authorized or consented to by ConocoPhillips' board of directors.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

     EXHIBIT
      NUMBER         DOCUMENT DESCRIPTION
     -------         --------------------
        4.1    --    Form of Restated Certificate of Incorporation of
                     ConocoPhillips (incorporated by reference to Annex B to the
                     Joint Proxy Statement/Prospectus included in the
                     Registration Statement of ConocoPhillips on Form S-4,
                     Registration No. 333-74798 (the "Registration Statement")).

        4.2    --    Form of By-laws of ConocoPhillips (incorporated by
                     reference to Annex C to the Joint Proxy
                     Statement/Prospectus included in the Registration
                     Statement).

        4.3    --    Specimen certificate representing common stock, par value
                     $.01 per share, of ConocoPhillips (incorporated by
                     reference to Exhibit 4.1 to the Registration Statement).

        4.4    --    Form of Rights Agreement between ConocoPhillips and Mellon
                     Investor Services LLC, as rights agent, which includes as
                     Exhibit A the form Certificate of Designations of Series A
                     Junior Participating Preferred Stock, as Exhibit B the form of Rights Certificate and as Exhibit C the Summary of
                     Rights to Purchase Preferred Stock (incorporated by
                     reference to Exhibit 4.2 to the Registration Statement).

       *5.1    --    Opinion of Wayne C. Byers as to the legality of securities.

       *5.2    --    Opinion of Robert C. Koch as to the legality of securities.

      *23.1    --    Consent of PricewaterhouseCoopers LLP.

      *23.2    --    Consent of Ernst & Young LLP.

      *23.3    --    Consent of PricewaterhouseCoopers LLP.

      *23.4    --    Consent of Wayne C. Byers (contained in Exhibit 5.1).

      *23.5    --    Consent of Robert C. Koch (contained in Exhibit 5.2).

-------------------------
*Filed herewith.

         The use of original issuance securities pursuant to the Conoco Thrift Plans and the Thrift Plan of Phillips Petroleum Company is not contemplated. If original issuance securities are hereafter offered and sold pursuant to the Conoco Thrift Plans and the Thrift Plan of Phillips Petroleum Company, an opinion of counsel will be filed by amendment. The registrant, Conoco or Phillips will submit or has submitted the Conoco Thrift Plans and the Phillips Reporting Plans and, if expected to affect the qualified status of any such plan, any amendment thereto to the Internal Revenue Service in a timely manner and has made or will make all changes required by the IRS in order to qualify such plans.

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by section 10(a)(3) of the Securities Act;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                   (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

         provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 23, 2002.


                                                  CONOCOPHILLIPS


                                                  By: /s/ J. Bryan Whitworth
                                                     ---------------------------
                                                      J. Bryan Whitworth
                                                      President

         PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES INDICATED ON AUGUST 23, 2002.

              SIGNATURE                                TITLE
              ---------                                -----

       /s/ Rick A. Harrington             Chairman of the Board and Director
------------------------------------
           Rick A. Harrington


       /s/ J. Bryan Whitworth             President and Director
------------------------------------      (Principal Executive Officer)
           J. Bryan Whitworth


       /s/ W. David Welch                 Vice President, Finance
------------------------------------      (Principal Financial Officer)
           W. David Welch


       /s/ Rand C. Berney                 Vice President, Accounting
------------------------------------      (Principal Accounting Officer)
           Rand C. Berney

         The Conoco Thrift Plans. Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Conoco Thrift Plans) have duly caused this registration statement to be signed on behalf of the Conoco Thrift Plans by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 23, 2002.

                                 THRIFT PLAN FOR RETAIL EMPLOYEES OF CONOCO INC. THRIFT PLAN FOR EMPLOYEES OF CONOCO INC.
                                 CONOCO INC. SALARY DEFERRAL & SAVINGS
                                 RESTORATION PLAN
                                 (Plans)


                                 By: /s/ Thomas C. Knudson
                                    --------------------------------------------
                                     Name: Thomas C. Knudson
                                     Title: Vice President, Human Resources of
                                            Conoco Inc.



         The Phillips Reporting Plans. Pursuant to the requirements of the Securities Act of 1933, the Committees of the Phillips Reporting Plans have duly caused this registration statement to be signed on behalf of the Phillips Reporting Plans by the undersigned, thereunto duly authorized, in the City of Bartlesville, State of Oklahoma, on August 23, 2002.

                                 THRIFT PLAN OF PHILLIPS PETROLEUM COMPANY
                                 LONG-TERM STOCK SAVINGS PLAN OF PHILLIPS
                                 PETROLEUM COMPANY
                                 RETIREMENT SAVINGS PLAN OF PHILLIPS PETROLEUM COMPANY
                                 TOSCO CORPORATION CAPITAL ACCUMULATION PLAN
                                 TOSCO CORPORATION STORE SAVINGS PLAN
                                 (Plans)


                                 By: /s/ Rand C. Berney
                                    --------------------------------------------
                                     Rand C. Berney
                                     Member of each Phillips Reporting Plan
                                     Committee

                                  EXHIBIT INDEX

     EXHIBIT
      NUMBER         DOCUMENT DESCRIPTION
     -------         --------------------
        4.1    --    Form of Restated Certificate of Incorporation of
                     ConocoPhillips (incorporated by reference to Annex B to the
                     Joint Proxy Statement/Prospectus included in the
                     Registration Statement of ConocoPhillips on Form S-4,
                     Registration No. 333-74798 (the "Registration Statement")).

        4.2    --    Form of By-laws of ConocoPhillips (incorporated by
                     reference to Annex C to the Joint Proxy Statement/
                     Prospectus included in the Registration Statement).

        4.3    --    Specimen certificate representing common stock, par value
                     $.01 per share, of ConocoPhillips (incorporated by
                     reference to Exhibit 4.1 to the Registration Statement).

        4.4    --    Form of Rights Agreement between ConocoPhillips and Mellon
                     Investor Services LLC, as rights agent, which includes as
                     Exhibit A the form Certificate of Designations of Series A
                     Junior Participating Preferred Stock, as Exhibit B the form of Rights Certificate and as Exhibit C the Summary of
                     Rights to Purchase Preferred Stock (incorporated by
                     reference to Exhibit 4.2 to the Registration Statement).

       *5.1    --    Opinion of Wayne C. Byers as to the legality of securities.

       *5.2    --    Opinion of Robert C. Koch as to the legality of securities.

      *23.1    --    Consent of PricewaterhouseCoopers LLP.

      *23.2    --    Consent of Ernst & Young LLP.

      *23.3    --    Consent of PricewaterhouseCoopers LLP.

      *23.4    --    Consent of Wayne C. Byers (contained in Exhibit 5.1).

      *23.5    --    Consent of Robert C. Koch (contained in Exhibit 5.2).

-------------------------
*Filed herewith.